Exhibit 10.1

Shareholder Loan Agreement
between
AMERICAN CAPITAL STRATEGIES, LTD.
as Lender
and
DOSIMETRY ACQUISITIONS (FRANCE)
as Borrower

2, rue de la Baume
75008 Paris

SHAREHOLDER LOAN AGREEMENT
THIS SHAREHOLDER LOAN AGREEMENT (the “Agreement”) IS DATED 23 SEPTEMBER 2005 AND MADE BETWEEN:
1.	AMERICAN CAPITAL STRATEGIES, LTD., a company incorporated under the laws of Delaware, with registered office at 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814 (hereafter the “Lender”); and

2.	DOSIMETRY ACQUISITIONS (FRANCE), a simplified joint stock company (société par actions simplifiée) company incorporated under the laws of France, with registered office at 75, boulevard Haussman — 75008 Paris (France), with registration number 453 885 626 R.C.S Paris, (hereafter the “Borrower”).
WHEREAS:
1.	Pursuant to a credit facility agreement dated 24 June 2002 as amended on 23 June 2004 (the “Credit Facility Agreement”) BNP Paribas and Lyonnaise de Banque have made available to Synodys credit facilities of a principal total maximum amount of EUR 10,300,000.

2.	Pursuant to a letter dated 15 September 2005, BNP Paribas has declared the outstanding principal amount under the Credit Facility Agreement together with the related accrued interest and late interest to be due and payable by Synodys on 30 September 2005 (the “Amount To Be Repaid”).

3.	The Borrower has requested from the Lender, and the Lender has accepted to grant, a term loan in a maximum principal amount not exceeding €6,562,641.48 (the “Shareholder Loan”).
IT IS AGREED AS FOLLOWS:
1.	Definitions

In this Agreement (including the Recitals), unless a contrary indication appears, capitalized terms and expressions shall have the meaning given to them in the clause or paragraph of the Agreement where they first appear.

The following terms and expressions shall have the meaning given to them below.

“Advance”	means the principal amount of each advance made or to be made available under the Shareholder Loan, as reduced from time to time by repayment or prepayment.

“Applicable Interest Rate”	means the rate determined under Clause 4.1 below.

“EURIBOR”	means, for each Advance, the rate per annum of the offered quotation for deposits in the currency of the relevant Advance or unpaid sum for a period equal or comparable to the required period which appears on Telerate Page 248 at or about 11.00 a.m. (Brussels time) two business days before the first day of the relevant Interest Period.

“Interest Period”	means each interest period referred to in Clause 4.3 below.

“Maturity Date”	means the last day of an Interest Period for an Advance.

“Repayment Date”	means the date falling one year after the date of this Agreement.

“Synodys”	means Synodys, a société anonyme à directoire et conseil de surveillance (with a directory board and a supervisory board) incorporated under the laws of France, with registered office at Calès, route d’Eyguières, 13113 Lamanon, France, with registration number 382 192 102 (RCS Tarascon)
2.	Shareholder Loan

2.1.	The Shareholder Loan

Subject to the terms and conditions of this Agreement, the Lender hereby agrees to make available the Shareholder Loan to the Borrower.

2.2.	Purpose

The Shareholder Loan shall be used by the Borrower to pay the Amount To Be Repaid.

2.3.	Availability

The Shareholder Loan will be available by way of two Advances denominated in Euro as follows:
(a)	an Advance in an amount of EUR 265,939.00 in aggregate to be made available on the date of this Agreement; and

(b)	an Advance in an amount of EUR 6,296,702.48 in aggregate to be made available on the date first notified by the Borrower to the Lender.
3.	Repayment of the Shareholder Loan

3.1.	Scheduled Repayment
(a)	The Borrower will repay each Advance on its Maturity Date. Any amount repaid may be redrawn.

(b)	On the Repayment Date:
(i)	the Shareholder Loan will expire and the commitment of the Lender under this Agreement will be reduced to zero; and

(ii)	the Borrower will repay or prepay all amounts outstanding and owed by it in relation to the Shareholder Loan.
3.2.	Voluntary Repayments

The Borrower may voluntarily prepay all or part of the Shareholder Loan at any time without prepayment fee or premium.

3.3.	Common provision

Any repayment or prepayment under this Agreement must me accompanied by accrued interest on the amount repaid or prepaid.

4.	Interest

4.1.	Interest Rate

The applicable interest rate on the Shareholder Loan is the aggregate of (i) EURIBOR 3 months and (ii) a rate of 2.00% per annum.

4.2.	Calculation

Interest will accrue daily from and including the first day of drawing of each Advance and be calculated on the basis of a 360 day year.

4.3.	Interest Period

Interest period shall have a duration of three months.

4.4.	Payment

Interest shall be compounded in accordance with clause 5.6 below and paid together with the underlying principal.

4.5.	Taux Effectif Global

For the purpose of articles L.313-4 and L. 313-5 of the French Monetary and Financial Code (Code Monétaire et Financier) and articles L. 313-1 to L. 313-6 of the French Consummation Code (Code de la Consommation), the applicable effective global rate (taux effectif global) amounts to 4.1350 % per annum.

4.6.	Compounding

Any unpaid interest will be compounded only if, within the meaning of Article 1154 of the Civil Code, such interest is due for a period of at least one year.

5.	Payments

All payments shall be under this Agreement shall be made:
(a)	in Euro;

(b)	in full without set-off or counterclaim and not subject to any condition and free and clear of and without any deduction or withholding; and

(c)	on a day which is a business day (should a payment occur on a day which is not a business day, such payment shall occur on the immediately succeeding business day).
6.	Invalidity

If any provision of this Agreement is or becomes prohibited or unenforceable in any jurisdiction, that shall not affect the validity or enforceability of any other provision hereof or the validity or enforceability of such provision in any other jurisdiction.

7.	Governing law

This Agreement shall be governed by and construed in accordance with the laws of France.

8.	Jurisdiction

The parties irrevocably agree that the Commercial Court of Paris is to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.
On the date stated at the beginning of this Agreement in 2 original copies

The Lender	The Borrower
AMERICAN CAPITAL STRATEGIES, LTD.,	DOSIMETRY ACQUISITIONS (FRANCE)

/s/ Todd Wilson	/s/ Robert Klein
By: Todd Wilson	By: Robert Klein
Duly authorized thereto	Duly authorized thereto